Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Second Quarter 2003 Results

- Company Reports Funds from Operations of $1.05 Per Share (Diluted), Up 8%, and
Net Income Available to Common Stockholders of 54 Cents Per Share (Diluted),
Up 15%, for Second Quarter 2003 Over Second Quarter 2002 -

Highlights

  Second Quarter 2003 Funds from Operations (FFO) of $1.05 Per Share (Diluted)
  Second Quarter 2003 Total Revenues Up 15%, FFO Up 21% and FFO Per Share (Diluted) Up 8% Over Second Quarter 2002
  Second Quarter 2003 Net Income Available to Common Stockholders of 54 Cents Per Share (Diluted), Up 15% Over Second Quarter 2002
  Signed 13 Leases for 79,000 Square Feet of Space
  Expanded Unsecured Credit Facility to $440 Million
  Closed $30 Million Fixed Rate Loan at 6.36% Interest Rate

PASADENA, CA. - August 8, 2003 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the quarter ended June 30, 2003.

For the second quarter of 2003, Alexandria reported FFO of $20,084,000, or $1.05 per share (diluted), on total revenues of $40,058,000, compared to FFO of $16,552,000, or 97 cents per share (diluted), on total revenues of $34,841,000 for the second quarter of 2002. Comparing the second quarter of 2003 to the second quarter of 2002, total revenues increased 15%, FFO increased 21% and FFO per share (diluted) increased 8%. FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of FFO to GAAP net income is included in the financial information accompanying this press release. Net income available to common stockholders for the second quarter of 2003 was $10,324,000, or 54 cents per share (diluted), compared to net income available to common stockholders of $7,995,000, or 47 cents per share (diluted), for the second quarter of 2002.

For the six months ended June 30, 2003, Alexandria reported FFO of $39,924,000, or $2.08 per share (diluted), on total revenues of $80,671,000, compared to FFO of $32,487,000, or $1.92 per share (diluted), on total revenues of $68,513,000 for the six months ended June 30, 2002. Net income available to common stockholders for the six months ended June 30, 2003 was $20,248,000, or $1.06 per share (diluted), as compared to $15,693,000, or 93 cents per share (diluted), for the six months ended June 30, 2002.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2003 RESULTS

The Company announced that it had signed a total of 13 leases during the second quarter for approximately 79,000 square feet of space at 10 different properties (excluding 18 month-to-month leases which were effective during the quarter). Of this total, approximately 48,000 square feet were for redeveloped, developed or previously vacant space at eight properties, approximately 31,000 square feet of which were delivered from the Company's redevelopment or development programs with the remaining approximately 17,000 square feet for previously vacant space. The remaining approximately 31,000 square feet were for new or renewal leases related to previously leased space. Rental rates for new or renewal leases were on average approximately 18% higher than expiring leases. For the six months ended June 30, 2003, the Company signed a total of 32 leases for approximately 260,000 square feet of space (excluding month-to- month leases). Of this total, approximately 98,000 square feet were for redeveloped, developed or previously vacant space at 13 different properties, of which approximately 57,000 square feet were delivered from the Company's redevelopment or development programs. The remaining 162,000 square feet was for new or renewal space with rental rates on average approximately 7% lower than expiring leases. Excluding one lease for approximately 21,000 square feet in the San Francisco Bay market, rental rates for new or renewal leases for the six months period were on average approximately 3% higher than expiring rates.

In June 2003, the Company increased its unsecured credit facility from $425 million to $440 million. The facility matures in July 2005, and the Company has the right to extend the facility for an additional year at its option.

The Company also announced the closing of a secured debt financing for $30 million in August 2003. The debt bears interest at 6.36% and is payable based on a 30-year amortization schedule, and is due in 2013.

Based on the Company's current view of existing market conditions and certain assumptions, the Company has updated and revised its earnings guidance:

	2003	2004
Fully diluted net income per common share *	$2.24	$2.71
Fully diluted FFO per common share	$4.23	$4.55
* excludes gains or losses on sales

Alexandria Real Estate Equities, Inc. is a publicly traded real estate operating company focused principally on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service companies, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 88 properties comprising approximately 5.7 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                     Three Months    Three Months     Six Months      Six Months
                                                         Ended           Ended           Ended           Ended
                                                     June 30, 2003   June 30, 2002   June 30, 2003   June 30, 2002
                                                     --------------  --------------  --------------  --------------
Income statement data
Total revenues                                      $       40,058  $       34,841  $       80,671  $       68,513

Expenses
  Rental operations                                          8,347           6,898          17,133          13,556
  General and administrative                                 3,544           3,308           7,093           6,781
  Interest                                                   6,512           6,517          13,383          12,876
  Depreciation and amortization                              9,760           8,314          19,221          16,308
                                                     --------------  --------------  --------------  --------------
                                                            28,163          25,037          56,830          49,521

Income from continuing operations                           11,895           9,804          23,841          18,992

Income from discontinued operations                            654             416             857             831
                                                     --------------  --------------  --------------  --------------
Net income                                                  12,549          10,220          24,698          19,823

Dividends on preferred stock                                 2,225           2,225           4,450           4,130
                                                     --------------  --------------  --------------  --------------
Net income available to common stockholders         $       10,324  $        7,995          20,248          15,693
                                                     ==============  ==============  ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                              18,952,445      16,747,201      18,924,290      16,579,163
                                                     ==============  ==============  ==============  ==============
    -Diluted                                            19,190,472      17,117,830      19,160,395      16,920,762
                                                     ==============  ==============  ==============  ==============

Basic income per common share
   Income from continuing operations                $         0.63  $         0.59  $         1.26  $         1.15
                                                     ==============  ==============  ==============  ==============
   Income from discontinued operations              $         0.03  $         0.02  $         0.05  $         0.05
                                                     ==============  ==============  ==============  ==============
   Net income                                       $         0.66  $         0.61  $         1.31  $         1.20
                                                     ==============  ==============  ==============  ==============
   Net income available to common stockholders      $         0.54  $         0.48  $         1.07  $         0.95
                                                     ==============  ==============  ==============  ==============
Diluted income per common share
   Income from continuing operations                $         0.62  $         0.57  $         1.24  $         1.12
                                                     ==============  ==============  ==============  ==============
   Income from discontinued operations              $         0.03  $         0.02  $         0.04  $         0.05
                                                     ==============  ==============  ==============  ==============
   Net income                                       $         0.65  $         0.60  $         1.29  $         1.17
                                                     ==============  ==============  ==============  ==============
   Net income available to common stockholders      $         0.54  $         0.47  $         1.06  $         0.93
                                                     ==============  ==============  ==============  ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                     Three Months    Three Months    Six Months      Six Months
                                                         Ended           Ended           Ended           Ended
                                                     June 30, 2003   June 30, 2002   June 30, 2003   June 30, 2002
                                                     --------------  --------------  --------------  --------------
Funds from operations (1)

Net income                                          $       12,549  $       10,220  $       24,698  $       19,823
Add
   Depreciation and amortization (2)                         9,760           8,557          19,221          16,794
   Loss on sale of property (3)                                  -               -             455               -
Subtract
   Dividends on preferred stock                             (2,225)         (2,225)         (4,450)         (4,130)
                                                     --------------  --------------  --------------  --------------
Funds from operations (FFO)                         $       20,084  $       16,552  $       39,924  $       32,487
                                                     ==============  ==============  ==============  ==============
FFO per common share
   -Basic                                           $         1.06  $         0.99  $         2.11  $         1.96
                                                     ==============  ==============  ==============  ==============
   -Diluted                                         $         1.05  $         0.97  $         2.08  $         1.92
                                                     ==============  ==============  ==============  ==============

Reconciliation of net income available to common
   stockholders per share (diluted) to FFO per
   common share (diluted)
Net income available to common stockholders per
   share (diluted)                                  $         0.54  $         0.47  $         1.06  $         0.93
                                                     ==============  ==============  ==============  ==============
Depreciation and amortization per common share (2)  $         0.51  $         0.50  $         1.00  $         0.99
                                                     ==============  ==============  ==============  ==============
Loss on sale of property per common share (3)       $            -  $            -  $         0.02  $            -
                                                     ==============  ==============  ==============  ==============
FFO per common share (diluted)                      $         1.05  $         0.97  $         2.08  $         1.92
                                                     ==============  ==============  ==============  ==============

                                                           As of           As of
                                                     June 30, 2003   June 30, 2002
Balance sheet data                                   --------------  --------------
  Rental properties, net                            $      977,521  $      855,287
  Total assets                                      $    1,231,751  $    1,041,754
  Total liabilities                                 $      742,278  $      634,581
  Stockholders' equity                              $      489,473  $      407,173

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non- GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper"), which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets held for sale reflected as discontinued operations (for the periods prior to when such assets were designated as held for sale.

  Loss on sale of property relates to the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. This loss is included on the income statement in income from discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                       6/30/2003   3/31/2003    12/31/2002    9/30/2002    6/30/2002
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of Revenues from Continuing Operations (a)
   Rental Income                                     $    31,670  $    31,646  $    30,412  $    28,654  $    27,853
   Tenant Recoveries                                       7,975        8,623        8,360        7,911        6,683
   Interest and Other Income                                 413          344          523          299          305
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    40,058  $    40,613  $    39,295  $    36,864  $    34,841
                                                      ===========  ===========  ===========  ===========  ===========

Funds from Operations Per Share - Diluted (b)        $      1.05  $      1.04  $      1.03  $      0.98  $      0.97
Dividends Per Share on Common Stock                  $      0.53  $      0.53  $      0.50  $      0.50  $      0.50
Dividend Payout Ratio (Common Stock)                        50.5%        50.8%        48.4%        52.4%        53.5%

                                                                            As of
                                                       6/30/2003   3/31/2003    12/31/2002    9/30/2002    6/30/2002
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of Shares of Common Stock Outstanding
   at end of period                                   19,058,773   19,006,223   18,973,957   18,969,425   16,897,050
Number of Properties (c)
   Acquired/completed during period                           --            1            2            2            2
   Sold/reconstruction during period                          --           (2)          --           --           --
   Owned at end of period                                     88           88           89           87           85
Square Feet (c)
   Acquired/completed during period                           --       51,340      158,336       98,497      170,244
   Sold/reconstruction during period                          --      (70,281)          --           --           --
   Owned at end of period                              5,728,208    5,728,208    5,747,149    5,588,813    5,490,316
  The historical results above exclude the results of assets held for sale which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income, computed in accordance with generally accepted accounting principles, excluding gains or (losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 4 for a reconciliation of FFO for the current quarter to net income, the most directly comparable GAAP financial measure.
  Includes assets held for sale.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                          June 30,    December 31,
                                                            2003          2002
                                                        ------------  ------------
Assets

  Rental properties, net                               $    977,521  $    976,422
  Properties under development                              130,231        68,386
  Cash and cash equivalents                                   3,998         3,790
  Tenant security deposits and other restricted cash          9,967         8,020
  Tenant receivables                                          2,470         2,641
  Deferred rent                                              29,463        26,063
  Other assets                                               78,101        73,921
                                                        ------------  ------------
     Total assets                                      $  1,231,751  $  1,159,243
                                                        ============  ============

Liabilities and stockholders' equity
  Secured notes payable                                $    311,812  $    276,878
  Unsecured line of credit                                  370,000       338,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         48,476        47,118
  Dividends payable                                          11,990        11,394
                                                        ------------  ------------
     Total liabilities                                      742,278       673,390

     Total stockholders' equity                             489,473       485,853
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,231,751  $  1,159,243
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2003
(Dollars in thousands)
(Unaudited)

Principal Amortization/Maturities (1)
         Year              Amount
-----------------------  -----------
         2003           $     3,069
         2004                 9,221
         2005                28,174 (2)
         2006                25,367
         2007                31,383
      Thereafter            213,030
                         -----------
       Subtotal             310,244
  Unamortized Premium         1,568
                         -----------
         Total          $   311,812
                         ===========

Secured and Unsecured Debt Analysis

                                Weighted Average    Weighted
                                   Effective        Average
                       Balance   Interest Rate      Maturity
                     ----------- --------------    -----------
Secured Debt        $   311,812           7.14%    6.9 Years
Unsecured Debt          370,000           2.84%(3) 2.1 Years
                     ----------- --------------    -----------
Total Debt          $   681,812           4.81%    4.3 Years
                     =========== ==============    ===========

Floating and Fixed Rate Debt Analysis

                                Weighted Average    Weighted
                                   Effective        Average
                       Balance   Interest Rate      Maturity
                     ----------- --------------    -----------
Fixed Rate Debt     $   289,292           7.47%    7.3 Years
Floating Rate Debt      392,520           2.84%(3) 2.1 Years
                     ----------- --------------    -----------
Total Debt          $   681,812           4.81%    4.3 Years
                     =========== ==============    ===========
  Excludes the line of credit
  Of this amount, $22,520,000 represents the outstanding balance on a loan related to a property developed in the San Francisco Bay market, which has a maturity of January 2005, and may be extended, at the borrower's option, for an additional year.
  Does not reflect the impact of swap agreements which hedge certain floating rate debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements
June 30, 2003
(Dollars in thousands)
(Unaudited)

                                        Notional    Interest
Transaction Dates   Effective Dates     Amounts   Pay Rates (1) Termination Dates
------------------ ------------------  ---------- ------------  -----------------
March 2002         December 31, 2002  $   50,000     5.364%     December 31, 2004

July 2002          January 1, 2003    $   25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000     3.155%     December 31, 2005
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
June 30, 2003
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentages
                                         ----------- -----------  ---------- -----------
Markets
California - Pasadena                             1      31,343  $      417        66.5%
California - San Diego                           21     953,258      26,407        95.1%
California - San Francisco Bay                    9     515,526      16,188       100.0%
Eastern Massachusetts                            10     695,394      24,366        90.8%
New Jersey/Suburban Philadelphia                  6     346,919       6,251       100.0%
Southeast                                         5     259,414       4,309        87.2% (1)
Suburban Washington D.C.                         21   1,730,555      28,374        96.1%
Washington - Seattle                              5     440,284      16,106        99.8%
                                         ----------- -----------  ---------- -----------
Total (2)                                        78   4,972,693  $  122,418        95.5%
                                         =========== ===========  ========== ===========

  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/03     6/30/02   % Change      6/30/03     6/30/02   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue                 $   30,100  $   29,080       3.5%   $   29,506  $   28,500      3.5%
Operating expenses           6,485       5,898      10.0%        6,485       5,898     10.0%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   23,615  $   23,182       1.9%   $   23,021  $   22,602      1.9%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Six Months Ended                    Six Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/03     6/30/02   % Change      6/30/03     6/30/02   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue                 $   57,077  $   54,698       4.3%   $   55,763  $   53,051      5.1%
Operating expenses          12,214      10,791      13.2%       12,214      10,791     13.2%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   44,863  $   43,907       2.2%   $   43,549  $   42,260      3.1%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Second Quarter Same Properties" for the Quarterly periods and "Six Months Same Properties" for the Six Month periods).

  Revenue less operating expenses computed under GAAP is total revenue associated with the Second Quarter Same Properties and the Six Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Second Quarter Same Properties and the Six Months Same Properties, as applicable, (excluding termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line adjustments for the quarter ended June 30, 2003 and 2002 for the Second Quarter Same Properties were $594,000 and $580,000, respectively. Straight-line rent adjustments for the six months ended June 30, 2003 and 2002 for the Six Months Same Properties were $1,314,000 and $1,647,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended June 30, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        28   170,345   $25.52      --        --          --         --
    GAAP Basis                        28   170,345   $25.25      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                         4    30,697   $15.00    $16.76    11.7%        $0.36     1.4 years
    GAAP Basis                         4    30,697   $14.38    $16.97    18.0%        $0.36     1.4 years
  Month-to-Month Leases In Effect
    Cash Basis                        18    83,111   $19.85    $19.84    -0.1%         --         --
    GAAP Basis                        18    83,111   $19.79    $19.80     0.1%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         9    47,882     --      $24.37      --         $3.54    5.6 Years
    GAAP Basis                         9    47,882     --      $24.46      --         $3.54    5.6 Years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        13    78,579     --      $21.39      --          --         --
    GAAP Basis                        13    78,579     --      $21.54      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        31   161,690     --      $20.59      --          --         --
    GAAP Basis                        31   161,690     --      $20.64      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Six Months Ended June 30, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        40   274,348   $24.02      --        --          --         --
    GAAP Basis                        40   274,348   $23.99      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        13   162,116   $25.35    $22.27    -12.1% (a)   $0.92     2.0 Years
    GAAP Basis                        13   162,116   $25.48    $23.75    -6.8%  (a)   $0.92     2.0 Years
  Month-to-Month Leases In Effect
    Cash Basis                        18    83,111   $20.01    $19.81    -1.0%         --         --
    GAAP Basis                        18    83,111   $19.83    $19.77    -0.3%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        19    98,171     --      $27.14      --         $2.56    4.0 Years
    GAAP Basis                        19    98,171     --      $27.42      --         $2.56    4.0 Years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        32   260,287     --      $24.11      --          --         --
    GAAP Basis                        32   260,287     --      $25.13      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        50   343,398     --      $23.07      --          --         --
    GAAP Basis                        50   343,398     --      $23.84      --          --         --
  Excluding a lease for 21,316 square feet in the San Francisco Bay market, rental rates for renewed or released space were on average 2.1% higher than expiring rates on a Cash Basis and 3.4% higher than expiring rates on a GAAP Basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
June 30, 2003

                         Square   Percentage of  Annualized Base
Year of    Number of   Footage of   Aggregate    Rent of Expiring
 Lease      Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2003           45 (1)  423,512            8.3%          $21.12
  2004           45      565,104           11.1%          $20.95
  2005           19      275,925            5.4%          $28.09
  2006           31      783,735           15.4%          $23.70
  2007           13      315,001            6.2%          $24.32
  Includes 21 month-to-month leases and leases expiring between July 1, 2003 and December 31, 2003.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
June 30, 2003

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	4Q03	45,000
Southeast	2Q04	96,000
Suburban Washington D.C.	3Q03	95,000
Suburban Washington D.C.	4Q04	76,000
Washington - Seattle	3Q04	165,000
Total		477,000

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
June 30, 2003

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property (1)	Redeveloped

California - San Diego	4Q03	17,590	17,590
California - San Francisco Bay (2)	Various	153,837	45,141
California - San Francisco Bay	Various	98,964	42,632
Eastern Massachusetts	4Q03	40,000	40,000
Eastern Massachusetts	1Q04	96,150	96,150
Eastern Massachusetts	3Q04	51,340	41,796
Southeast	Various	119,916	50,519
Suburban Washington D.C.	Various	131,415	67,709
Washington - Seattle	TBD	46,303	15,178
Total		755,515	416,715

  Average occupancy for properties under full or partial redevelopment as of June 30, 2003 was approximately 44.8%.
  Includes two adjacent properties.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Expenditures
For the Six Months Ended June 30, 2003
(Dollars in thousands)

Property-related capital expenditures (1)	$ 389
Leasing costs (2)	$ 259
Property-related redevelopment costs (3)	$ 25,815
Property-related development costs	$ 18,846
Purchase of property under development	$ 36,332
Purchase of rental property (4)	$ 7,089

  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 88% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants.
  Purchase amount includes the assumption of a secured note payable of approximately $3,384,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Second Quarter Ended June 30, 2003

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the second quarter ended June 30, 2003.

Date:	August 11, 2003
Time:	12:00 Noon Eastern Daylight Time
Phone Number:	(913) 981-5510
Confirmation Code:	452600